Dated: July 2, 2007

                                                        Filed Pursuant Rule 424(b)(4)
                                                       Registration No. 333-143726

Prospectus

ELAN DEVELOPMENT, INC.

4,025,000 Shares
Common Stock

The selling shareholders named in this prospectus are offering all of our shares of common stock through this prospectus. We will not receive any proceeds from this offering.

We are a startup exploration stage company.

Our common stock is not presently traded on any market or securities exchange. The selling shareholders are required to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 4

Risk Factors 7

If we do not obtain additional financing, our business plan will fail. 7

If we fail to make required payments or expenditures, we could lose title to the mining claim. 8

Because we have only recently commenced business operations, we face a high risk of business failure. 8

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds. 8

If we do not find a joint venture partner for the continued development of our mining claim, we may not be able to advance exploration work. 8

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail. 9

Because our sole director and officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders. 9

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found 9

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business. 9

Because access to our mining claim is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts. 10

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program. 10

If we do not obtain clear title to the mineral claim, our business may fail. 10

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found. 10

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program. 11

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing. 11

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares. 11

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 11

 Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 12

Use of Proceeds 12

Determination of Offering Price 13

Dilution 13

Selling Shareholders 13

Plan of Distribution 16

Legal Proceedings 20

Directors, Executive Officers, Promoters and Control Persons 20

Security Ownership of Certain Beneficial Owners and Management 21

Description of Securities 22

Interest of Named Experts and Counsel 24

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 24

Organization within Last Five Years 25

Description of Business 25

Management's Discussion and Analysis 31

Description of Property 37

Certain Relationships and Related Transactions 37

Market for Common Equity and Related Stockholder Matters 38

Executive Compensation 40

Financial Statements F-2 – F-15

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure 41

Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We are a startup exploration stage company without mining operations and we are in the business of mineral exploration. We have no revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We have funds to complete phase 1 and phase 2 of our anticipated exploration program. There is no assurance that a commercially viable mineral deposit exists on our mining claim. Further exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claim can be determined. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

On April 17, 2007, we acquired the Copper Belle Property comprising of one claim block, number 534165, covering 186.5 hectares in the Nicola Mining District, British Columbia from Andrew Sostad for $6,000. Under the British Columbia Mining Act, title to British Columbia mining claims can only be held by individuals or Canadian corporations. Because of this regulation, Andrew Sostad is holding the mining claim in trust for us until such time as the mining claim can be can be transferred to our wholly owned subsidiary Elan Development Corp. an Alberta Corporation. The mining claim lies approximately 190 air km North East of Vancouver BC. The closest community is that of Merritt BC, approximately 3.3 km to the southeast of the claim block. The claim is centered on latitude 50° 7' 18” N and longitude 120° 50' 11”. W There is no electrical power that can be utilized on the claim other than electrical power that can be provided by gas or diesel generators that we would bring on site.

Ms. Ewanchuk, our sole director and officer has no previous experience in mineral exploration or operating a mining company. Ms. Ewanchuk owns 58.54% of our outstanding common stock. Since Ms. Ewanchuk owns a majority of our outstanding shares and she is the sole director and officer of our company she has the ability to elect directors and control the future course of our company. Investors may find that the corporate decisions influenced by Ms. Ewanchuk are inconsistent with the interests of other stockholders.

In May 2007 we engaged a professional geologist named Robert Weicker who is familiar with the area where our property lies, in order to develop a report about our mining claim. The report entitled “Report On The Copper Belle Property dated May 29, 2007 describes the mining claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our objective is to conduct exploration activities on our mining claim to assess whether the claim possess any commercially viable mineral deposits. Until we can validate otherwise, the claim are without known reserves and we are planning a four phase program to explore our claim.

The claim is normally accessible all year round, but there may be periods where our claim is un-accessible each year due to snow in the area. This means that our exploration activities may be limited to a period of about nine months per year. We plan commence exploration on our claim in July 2007and our goal is to complete the first phase of exploration before October 31, 2007, and is contingent upon availability of an exploration crew.

The following table summarizes the four phases of our anticipated exploration program.

Phase Number	Planned Exploration Activities	Time table
Phase One	Geological Mapping, Rock Sampling and Assaying	Between July 1, 2007 and October 31, 2007
Phase Two	Compiling Data, Trenching, Soil and Rock Sampling, Assaying, Data Analysis, Report and Maps	Between March 1, 2008 and July 31, 2008
Phase Three	VLF –EM&MAG, Additional Mapping, Trenching, Sampling, Assaying and reports	Between August 1, 2008 and October 31, 2008
Phase Four	Diamond Drilling	Between March 1, 2009 and October 31 2009

If our exploration activities indicate that there are no commercially viable mineral deposits on our mining claim we will abandon the claim and stake or acquire new claims to explore in Canada. We will continue to stake and explore claims in Canada as long as we can afford to do so.

To date we have raised $86,500 via two offerings. The following table summarizes the date of offering, the price per share paid, the number of shares sold and the amount raised for the offering.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
April 5, 2007	$0.001	6,000,000	$6,000
April 19, 2007	$0.02	4,025,000	$80,500

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

Elan Development, Inc.
5316-141 Street Edmonton Alberta

Canada T6H 4A2
Telephone: (780) 995-1046

The Offering

Securities Offered	Being up to 4,025,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $25,505         . Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 4,025,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	10,025,000 shares of our common stock are issued and outstanding as of June 13, 2007. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, geologist, technical writing, printing and filing costs.

The absence of a public market for our common stock makes our shares highly illiquid. It will be difficult to sell the common stock of our company.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period ended April 30, 2007. We have working capital of $62,447 as at April 30, 2007

Financial Summary	April 30, 2007 $
Cash	76,477
Total Assets	76,477
Total Liabilities	14,030
Total Liabilities and Stockholder's Equity

Statement of Operations	Accumulated from December 8, 2006 (Date of Inception) to April 30, 2007 $	For the Year Ended April 30, 2007 $	From December 8, 2006 (Date of Inception) to April, 2007 $
Revenue	−	−	−
Net Loss For the Period	(24,053)	(24,053)	(24,053)
Net Loss per Share		(0.00)	−

The book value of our company's outstanding common stock is $0.00 per share as at April 30, 2007

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

If we do not obtain additional financing, our business plan will fail.

Our current operating funds are estimated to be sufficient to complete the first and second phase of exploration on our mining claim. However, we will need to obtain additional financing in order to complete our business plan. Our business plan calls for significant expenses in connection with the exploration of our mining claim. We have not made arrangements to secure any additional financing.

If we fail to make required payments or expenditures, we could lose title to the mining claim.

In order to retain title to the mining claim, we are required to perform exploration work totaling at least $1,480 on the mining claim by March 19, 2008.  If we fail the make and file the required expenditures we will lose title to the mining claim.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mining claim, and thus have no way to evaluate the likelihood whether we will be able to operate our business successfully. We were incorporated on December 8, 2006 and to date have been involved primarily in organizational activities, acquiring our mining claim and obtaining financing.

We have not earned any revenues and we have never achieved profitability as of June 13, 2007. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mining claim that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks our business will likely fail and you will lose your entire investment in this offering.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future causing us to run out of funds.

We have not earned revenue and we have never been profitable. Prior to completing exploration on our mining claim, we may incur increased operating expenses without realizing any revenues from our claim, this could cause us to run out of funds and make our business fail and you will lose your entire investment in this offering.

If we do not find a joint venture partner for the continued development of our mining claim, we may not be able to advance exploration work.

If the results of our Phase Two and Phase Three exploration programs are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production on our mining claim. We would face competition from other junior mineral resource exploration companies who have properties that they deem to be attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the mining claim to the joint venture partner. If we are unable to enter into a joint venture agreement with a partner, we may fail and you may lose your entire investment in this offering.

Because our management has no experience in the mineral exploration business, we may make errors and this could cause our business to fail.

Our President has no previous experience operating an exploration or mining company and because of this lack of experience she may be prone to errors. Our management lacks the technical training and experience with exploring for, starting, or operating a mine. With no direct training or experience in these areas our management may not be fully aware of the many specific requirements related to working in this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our management's lack of experience in this industry.

Because our sole director and officer owns the majority of our company's common stock, she has the ability to override the interests of the other stockholders.

Our President owns 58.54 % of our outstanding common stock and serves as our sole director. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders.

Because of the speculative nature of mineral exploration, there is substantial risk that no commercially viable mineral deposits will be found.

Exploration for commercially viable mineral deposits is a speculative venture involving substantial risk. We cannot provide investors with assurance that our mining claim contains commercially viable mineral deposits. The exploration program that we will conduct on our claim may not result in the discovery of commercial viable mineral deposits. Problems such as unusual and unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan and you could lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets resulting in the loss of your entire investment in this offering.

Because access to our mining claim may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to our mining claim may be restricted each year due to snow in the area. As a result, any attempts to visit, test, or explore the property maybe largely limited to about nine months per year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet deadlines for exploration expenditures as defined by the Province of British Columbia. This could cause our business venture to fail and the loss of your entire investment in this offering unless we can meet deadlines.

As we undertake exploration of our mining claim, we will be subject to compliance of government regulation, this may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the mining laws and regulations as contained in the Mineral Act of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to the mineral claim, our business may fail.

Under British Columbia law, title to British Columbia mining claims can only be held by individuals or Canadian corporations. Since we are a Nevada corporation we are not legally allowed to hold claims in British Columbia. Our mining claim is being held in trust for us by Andrew Sostad until such time as they can be transferred to our wholly owned Subsidiary Elan Development Corp. an Alberta Corporation. However, there could be situations such as the death or bankruptcy of Mr. Sostad that could prevent us from obtaining clear title to the mining claim. If we are unable to obtain clear title to the mining claim our business will likely fail and you will lose your entire investment in this offering.

Because market factors in the mining business are out of our control, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive and we can provide no assurance to investors even if minerals are discovered that a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and not be able to afford to conduct our planned exploration program.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar terms. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there was a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

Because our auditors have expressed substantial doubt about our ability to continue as a going concern, we may find it difficult to obtain additional financing.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on December 8, 2006, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Because there is no liquidity and no established public market for our common stock, it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 4,025,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange. Our common stock is not presently traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 41.46% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

We determined the offering price of $0.04 is based on what we found could attract investors to invest in our high risk mineral exploration company. The selling shareholders are required to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,025,000 shares of the common stock offered through this prospectus. These shares were acquired from us in one private placement of our common stock. This offering was exempt from registration under Regulation S of the Securities Act of 1933. The offering was conducted at a price of $0.02 per share of which 4,025,000 shares of common stock were sold and was completed on April 19, 2007.

The shares were sold solely by our President to her family, close friends and close business associates under exemptions provided in Canada and Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as of June 13, 2007 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including the:

1.

Number of shares owned by each before the offering;

2.

Total number of shares that are to be offered for each;

3.

Total number of shares that will be owned by each upon completion of the offering; and

4.

Percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
ROBERT ACKERMAN	50,000	50,000	Nil	Nil
LENNY ANDRICHUK	150,000	150,000	Nil	Nil
NICOLE BAUMUNG	25,000	25,000	Nil	Nil
SHANNON CONLON	100,000	100,000	Nil	Nil
BEMA DAVIDOFF	250,000	250,000	Nil	Nil
LINDSAY EWANCHUK	50,000	50,000	Nil	Nil
SHIRLEY EWANCHUK	100,000	100,000	Nil	Nil
TRENT FEHR	25,000	25,000	Nil	Nil
TODD HARMES	25,000	25,000	Nil	Nil
WES HATHMAN	300,000	300,000	Nil	Nil
DALE HANAS	125,000	125,000	Nil	Nil
HANAS (FAMILY)	125,000	125,000	Nil	Nil
KEVIN HILTON	75,000	75,000	Nil	Nil
ART HOEKSEMA	50,000	50,000	Nil	Nil
MARYANN HOLOWACH	150,000	150,000	Nil	Nil
MILTON HOLOWACH	150,000	150,000	Nil	Nil
CAROL HUMEN	75,000	75,000	Nil	Nil
RICHARD HUMEN	75,000	75,000	Nil	Nil
KEVIN KARIUS	125,000	125,000	Nil	Nil
KAREN KINNIBURGH	125,000	125,000	Nil	Nil
LARRY LUKENCHUK	125,000	125,000	Nil	Nil

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
KELLY MCCLUNG	75,000	75,000	Nil	Nil
WENDY MCGUIGAN	50,000	50,000	Nil	Nil
JO-LYNN MCPHAIL	100,000	100,000	Nil	Nil
PAUL MENNEIR	125,000	125,000	Nil	Nil
DARYL MEYER	50,000	50,000	Nil	Nil
VERLYNN MILL	25,000	25,000	Nil	Nil
SCOTT MILLER	150,000	150,000	Nil	Nil
KIM MISHIK	100,000	100,000	Nil	Nil
KEVIN O’DONNELL	50,000	50,000	Nil	Nil
MICHAEL PLUMANRATH	50,000	50,000	Nil	Nil
CAROLYN PORTEOUS	125,000	125,000	Nil	Nil
CRAIG POSLUN	125,000	125,000	Nil	Nil
KEVIN REIMER	25,000	25,000	Nil	Nil
DARREN RICHARDSON	150,000	150,000
SHARON RICHARDSON	50,000	50,000	Nil	Nil
STEVEN ROSHIN	150,000	150,000	Nil	Nil
LORNE ROSIELNUK	100,000	100,000	Nil	Nil
JASON SORENSEN	50,000	50,000	Nil	Nil
PASQUALE TISI	100,000	100,000	Nil	Nil
GREG WARWA	75,000	75,000	Nil	Nil
Total	4,025,000	4,025,000

1.

Footnotes: Lindsay Ewanchuk is the sister of our president and Shirley Ewanchuk is the mother our president; Milton Holowach and Mary Ann Holowach are husband and wife; David Humen and Carol Humen are brother and sister; Darren Richardson and Sharon Richardson are husband and wife.

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

Except as indicated above, the named shareholders beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. There percentages are based on 10,025,000 shares of common stock outstanding on June 13, 2007. The selling shareholders named in this prospectus are offering a total of 4,025,000 shares of common stock which represents % of our outstanding common stock on

Except as indicated above, none of the selling shareholders or their beneficial owners:

1.

Has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

Has ever been one of our officers or directors; or

3.

Is a registered broker-dealer or an affiliate of a broker-dealer.

Because our offering has no broker-dealer involvement the selling shareholders are considered to be our underwriters.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

On such public markets or exchanges as the common stock may from time to time be trading;

2.

In privately negotiated transactions;

3.

Through the writing of options on the common stock;

4.

In short sales; or

5.

In any combination of these methods of distribution.

No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. The OTC Bulletin Board is a securities market but should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to less restrictions and regulations than are companies traded on the NASDAQ market. There is no assurance that our common stock will be quoted on the OTC Bulletin Board.

The NASD regulates the OTC Bulletin Board and has requirements regarding the quotation of securities. We currently do not meet these requirements because our common stock is unregistered and we are not yet a reporting company. We intend to register our common stock by [ten days + effective date], by filing a Form 8 A with the SEC. This Form 8 A will also cause us to become a reporting company. We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

Regarding our intention to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board, we intend to engage a market maker to file an application on our behalf in order to make a market for our common stock by [ninety days + effective date]. We expect that the application process will take two to four months to complete because there is a detailed review process that we must undergo. If our common stock is quoted on the OTC Bulletin Board, it will become simpler to buy and sell our common stock and we expect the liquidity of our common stock will be improved.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board. Thereafter, the sales price offered by the selling shareholders to the public may be:

1.

The market price prevailing at the time of sale;

2.

A price related to such prevailing market price; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. A description of the selling limitations defined by Rule 144 can be located on page 35 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer’s commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•

Contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

Contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

Contains a toll-free telephone number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

Contains such other information and is in such form (including language, type, size, and format) as the Security and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

With bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling our common stock.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Legal Proceedings

We have no legal proceedings previously or currently being undertaken for or against us, nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving our Company is as follows:

Name	Age	Positions Held and Tenure
Colleen Ewanchuk	40	President, Chief Financial Officer and Director since December 8, 2006.

The sole Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Colleen Ewanchuk

Ms. Ewanchuk has acted as our sole Director and Officer since our inception on December 8, 2006. Ms. Ewanchuk has been employed as an advertising and marketing executive since October 1996 with Global Television of Edmonton Alberta. Ms. Ewanchuk’s duties include, sales of commercial broadcast time and commercial production services to Advertisers and Advertising Agencies

Given that Ms. Ewanchuk has no previous experience in mineral exploration or operating a mining and exploration company. Ms. Ewanchuk also lacks any accounting or financial credentials, she intends to perform her job for us by engaging consultants who have experience in the areas where she is lacking. Ms. Ewanchuk is also studying information about our industry to familiarize herself with our business.

Significant Employees and Consultants

We have no significant employees other than Ms. Ewanchuk who is our sole Director and Officer. Ms. Ewanchuk will devote approximately 10 hours per week or 25% of her working time to our business. For our accounting requirements we utilize the consulting services of ASA Accounting Systems to assist in the preparation of our annual and interim financial statements in accordance with accounting principles generally accepted in the United States.

Conflicts of Interest

Though Ms. Ewanchuk does not work with any other mineral exploration companies other than ours, she may in the future. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of Ms. Ewanchuk.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee. We do not have an audit committee because we are a start-up exploration company and have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 13, 2007, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding common stock of our company.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	Colleen Ewanchuk President, Secretary, Treasurer Principal Financial Officer, Principal Accounting Officer and Director 5316-141 Street Edmonton Alberta Canada T6H 4A2	6,000,000	58.54%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock	All executive officers and directors as a group	6,000,000	58.54%

The percent of class is based on 10,025,000 of common stock issued and outstanding as of June 13, 2007.

The person listed is the sole Director and Officer of our company and has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.01.

Common Stock

As at June 13, 2007 10,025,000 shares of common stock are issued and outstanding and held by 42 shareholders of record. In the opinion of our securities lawyer, Joseph I. Emas, all of this common stock has been validly issued, is fully paid and is non-assessable.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of three percent of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of  liquidation, dissolution or winding up, each outstanding share entitles its holder to participate prorata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of June 13, 2007, there was no preferred stock issued.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of June 13, 2007, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of June 13, 2007, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of June 13, 2007, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in a certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the state of Nevada and which has 200 or more stockholders of record, with at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly. As we currently have less than 200 stockholders the statute does not currently apply to us.

If we do become an “Issuing Corporation” in the future, and the statute does apply to us, our sole director Ms. Ewanchuk on her own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of our outstanding common stock, provided he does so by the specified tenth day after any acquisition of a controlling interest.

Interests of Named Experts and Council

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus have been audited by Jewett, Schwartz, Wolfe and Associates Certified Public Accountants, of Hollywood Florida, USA to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for our mining claim was prepared by Robert Weicker, Professional. Geologist, and the summary information of the geological report disclosed in this prospectus is in reliance upon the authority and capability of Mr. Weicker as a Professional Geologist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization in the Last Five Years

We were incorporated on December 8, 2006 under the laws of the state of Nevada. On the date of our incorporation, we appointed Colleen Ewanchuk as our Director. On December 8, 2006, Ms. Ewanchuk was appointed President, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer of our company. Ms. Ewanchuk may be deemed to be our promoter. On April 17, 2007 we entered into an agreement with Andrew Sostad to acquire a 100% interest in the Copper Belle Property mining claim located in the Nicola Mining District, British Columbia, Canada, in consideration for $6,000. The claim is registered in the name of Mr. Sostad who has executed a trust agreement whereby he agrees to hold the claim in trust for us, until such time transfer can be affected to our wholly owned subsidiary Elan Development Corp, an Alberta corporation.

Description of Business

Business Development

We are a startup exploration stage company without operations, and we are in the business of Copper exploration. There is no assurance that a commercially viable mineral deposit exists on our mining claim. Additional exploration will be required before a final evaluation as to the economic and legal feasibility of our mining claim can be determined.

On April 17, 2007, we acquired one mining claim block covering 186.5 hectares from Andrew Sostad for $6,000. Under the British Columbia Mining Act, title to British Columbia mining claims can only be held by individuals or Canadian corporations. Because of this regulation, Andrew Sostad is holding the mining claim in trust for us until such time as the claim can be transferred to our wholly owned subsidiary Elan Development Corp. an Alberta Corporation

The mining claim was staked by Andrew Sostad on March 19, 2006, and was acquired by us on April 17, 2007 from Mr. Sostad. The mining claim is in the Nicola Mining District, British Columbia, Canada. The claim number of the Copper Belle Property is 534165 and is in good standing until March 19, 2008. The total area of our mining claim is 186.5 hectares or approximately 461 acres.

Ms. Ewanchuk has no previous experience exploring for minerals or operating a mining company. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In May 2007, we engaged a professional geologist named Robert Weicker who is familiar with the area of the Copper Belle Property to develop a report about our mining claim. The report entitled “Report On the Copper Belle Property dated May 29, 2007 describes the mining claim, the regional geology, the mineral potential of the claim and recommendations how we should explore the claim.

Our consulting geologist, Mr. Weicker is a professional geologist. He has an office in Vancouver, British Columbia, Canada and is employed by Kleinebar Resouces Ltd. He is a qualified professional geologist with a B. Sc. Honors degree in Earth Sciences from the University of Waterloo in Ontario Canada obtained in 1977. He has practiced his profession for thirty years in North America, Central America, South America and Asia. He is a member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia. Mr. Weicker does not own any interest in our claim and is not a shareholder or affiliate of our company.

The cost of the mining claim charged to operations by us was $6,000 which represented the cost to acquire the claim from Andrew Sostad. However, we will incur much more significant expenses in order to explore our claim as described in our Plan of Operation.

We have no current plans to change our business activities from mineral exploration or to combine with another business. It is possible that beyond the foreseeable future that if our mineral exploration efforts fail and world demand for the minerals we are seeking drops to the point that it is no longer economical to explore for these minerals we may need to change our business plans. However, until we encounter such a situation we intend to explore for minerals in Canada or elsewhere.

Location and Means of Access to Our Mining Claim

The Copper Belle Property mining claim lies approximately 190 air km miles northeast of Vancouver BC. The closest community is that of Merritt BC, approximately 3.3km to the southeast of the claim. The claim are centered on latitude 50º 07' 18" N and longitude 120º 50' 11" W. Active roads may provide excellent access, however we have not confirmed the conditions of road access to the claim themselves.

Merritt
North Vancouver
Coquitlam
Burnaby
Vancouver
New Westminster
Richmond
Surrey
Langley
Abbotsford

Map 1 – Location of Copper Belle mineral claim

Mining Claim Description

Our Copper Belle mining claim is unencumbered and in good standing and there are no third party conditions which affect the claim other than conditions defined by the Province of British Columbia as described below. The claim covers an area of 186.5 hectares, which is equivalent to an area of approximately 461 acres. We have no insurance covering the claim. We believe that no insurance is necessary since the claim is unimproved and contain no buildings or improvements. The claim number, registered owner number, expiry date, number of units, and work requirement as typically recorded in the Province of British Columbia is as follows:

Claim Number	Registered Owner	Due Date	Number of Units	Work Requirement
534165	Andrew Sostad (100%)	2008-MAR-19	16	$1480

The Copper Belle mining claim is located in the Nicola Mining District, British Columbia, Canada. Our consulting geologist has written a report and provided us with recommendations of how we should continue to explore our claim.

There is no assurance that a commercially viable mineral deposit exists on the claim. Exploration will be required before an evaluation as to the economic feasibility of the claim can be determined. It is our intention to record the deed of ownership in the name of our subsidiary. Until we can validate otherwise, the property is without known reserves and we have planned a four phase exploration program as recommended by our consulting geologist. We have not commenced any exploration or work on the claim.

Conditions to Retain Title the Mining Claim

In order to retain title to the mining claim, we are required to perform and file exploration work totaling $1,480 on the mining claim by March 19, 2008.

History of the Copper Belle Property and of the Mining Claim Area

The following history is summarized from the report prepared by our consulting geologist, Robert Weicker dated May 29, 2007, concerning our mining claim which is situated to the northwest of Merritt in the Nicola Valley. The history of the Copper Belle Property dates back to 1880’s when copper and silver mineralization was first found. Early work on the Copper Belle prospect comprises several short adits and a number of rock cuts over a 300 meter strike length. Historically, between 1908 and 1913 a number of small hand sorted shipments, including 47 tons averaging 7.19% copper in 1913, were sent to the Trail and Tacoma smelters. Our objective is to conduct exploration activities on our mining claim to assess whether the claim have any commercially viable Copper deposits. Until we can validate otherwise, the claim are without known reserves and we have planned a four phase program to explore our claim.

Present Condition of the Mining Claim

Neither our President our Consulting Geologist has been onto the mining claim. Our consulting geologist has indicated that the Copper Belle Property lies on the south side of the Nicola River covering moderately steep slopes varying from 600 to +900 meters. The northeastern portion of the property covers flat, agricultural land of the Nicola Valley. The south and southwestern portions of the property is hilly, covering upland plateau terrain, although slopes are often precipitous in the drainages, heavily wooded with lodgepole pines, fir and spruce and much undergrowth. Moose, mule deer, bears, and grouse are the main wildlife species found here, while small numbers of elk and mountain goats find refuge in the timber-clad slopes of the region.

Geology of the Mining Claim

The claim is underlain by volcanic flows and tuffs and minor sediments of the Nicola Series of Triassic age. Where exposed, these are relatively thin bedded, in the order of a few feet to a few tens of feet in thickness. The tuffs are moderately coarse, frequently brown, to reddish, and only a few feet thick. The flows are generally andesitic, often exhibit broken glow tops with considerable calcification, and some strong amygdaloidal. The amgdules are often much elongated, especially near the flow bases, and consist mostly of silica with some calcite on occasion. Copper mineralization in the area is found disseminated in the flows and occupying fine fractures. Major Tertiary structures on the Copper Belle property include the notably the Guichon Creek Fault and Clapperton-Coldwater Faults intersect west of Merritt and are extensional features. The rocks underlying the current Copper Belle property comprise two principal groups. The Nicola Group of Upper Triassic age (UTrNW) chiefly consists of volcanic greenstones which are mainly andesitic with minor basaltic flows. The andesite is porphyritic in places. The Coast Intrusives of Jurassic (Eocene) (Etp) age is possibly a member of the Iron Mask batholiths comprising granite, granodiorite, syenite, monzonite and gabbro. The intrusive rocks are located 300-500 meters west of the western boundary of the property indicate volcanics of the Nicola Group comprising andesite to basalt flows, with minor breccia and tuff lenses, and intrusive rocks, comprising feldspar porphyry. The age of the intrusive rocks is indicated as Late Triassic-Pore Tertiary, which is believed to indicate an Eocene age.

Until we can validate otherwise, the claim is without known reserves and we have planned a four phase program to explore our claim.

Competitive Conditions

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

Dependence on Major Customers

We have no customers.

Intellectual Property and Agreements

We have no intellectual property such as patents or trademarks. Additionally, we have no royalty agreements or labor contracts.

Government Approvals and Regulations

We will be required to comply with all regulations defined in the Mineral Act for the Province of British Columbia. The effect of these existing regulations on our business is that we are able to carry out our exploration program as we have described in this prospectus. However, it is possible that a future government could change the regulations that could limit our ability to explore our claim, but we believe this is unlikely.

Exploration Expenditures

We have not made any expenditures in regard to the actual exploration of our mining claim.

Costs and Effects of Compliance with Environmental Laws

We currently have no costs to comply with environmental laws concerning our exploration program.

Employees

We do not have any employees other than Ms. Ewanchuk. We intend to retain the services of independent geologists and consultants on a contract basis to conduct the exploration program on the Copper Belle Property mining claim.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements.

This prospectus and exhibits will be contained in a Form SB-2 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. However, unless we have the requisite number of shareholders we are only obliged to report to the SEC for one year.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Managements Discussion and Analysis

Plan of Operation

Exploration Plan

Our plan of operation for the foreseeable future is to complete the following objectives within the time periods specified, subject to our obtaining any additional funding necessary for the continued exploration of our mining claim. We do not have enough funds to complete our Phase Three or Phase Four programs which we would plan to start in the summer of 2007.  If the results of our Phase One exploration program is encouraging. The following is a brief summary of our four phase exploration program:

1.

The next anniversary date of our mining claim is March 19, 2008. In order to keep the claim in good standing we must perform and register exploration work with the province of British Columbia of at least CDN$1480 on our mining claim as recommended by our consulting geologist, we plan to conduct the first phase of our four phase exploration program starting In July, 2007 This Phase One exploration program is expected to cost approximately 5,900. A Geologist and assistant will cover the property taking rock samples then ship to a laboratory for assay.

2.

The results obtained during the Phase One exploration program will be assembled, interpreted and we will review the results.

3.

With respect to our Phase Two program, our consulting geologist has indicated that we should budget approximately $12,500 for our Phase Two program. Our Phase two program is scheduled to proceed Between March 1, 2008 and July 31, 2008. A field crew will mobilize onto our claim and perform trenching, additional sampling (both soil And rock) and then demobilize from the area.

4.

In the case of our Phase Two program, the results obtained during the Phase Two program will be assembled, interpreted and we will review the results of the Phase Two program. We will then engage our consulting geologist to interpret the results of Phase Two and develop a summary report.

5.

If the Phase three program were to proceed, our consulting geologist has indicated that we should budget approximately $26,400 for our Phase three program. If we proceed with a Phase Three program we would do so in August 2008. A field crew will mobilize onto our claim and perform a significant amount of geological Mapping, geochemical sampling, additional trenching, and three days of VLF-EM and Magnetometer surveys.

6.

In the case that the Phase Four program takes place, the results obtained during the Phase     Three program will be assembled, interpreted and we will review the results of the Phase three program between October  and December 2008 We will engage our consulting geologist to interpret the results of Phase Three and develop a summary report. At this stage we will have a significantly better understanding of any mineralization on our claim and be in a position to commence Diamond Drilling in 2009.

As at April 30, 2007, we had a cash balance of $76,477. If the results of the Phase One and Phase Two exploration program are encouraging, we will have to raise additional funds starting in January 2008 so that Phase three exploration could commence in March 2008.

During the next 12 months, we do not anticipate generating any revenue. If additional funds become required, the additional funding will come from equity financing from the sale of our common stock or sale of part of our interest in our mining claim. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our Phase Two and Phase Three programs. In the absence of such financing, our business will fail.

We may consider entering into a joint venture partnership by linking with a major resource company to provide the required funding to complete our Phase Three exploration program. We have not undertaken any efforts to locate a joint venture partner for Phase Three. If we enter into a joint venture arrangement, we will assign a percentage of our interest in our mining claim to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mining claim in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside of our control. These factors include, but are not limited to:

•

Our ability to raise additional funding;

•

The market price for copper and silver;

•

The results of our proposed exploration programs on the mineral property; and

•

Our ability to find joint venture partners for the development of our property interests

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral reserve.

Phase One Exploration Cost Review

The costs described which include the proposed budget of our Phase One exploration program as recommended by our consulting geologist. The table below summarizes the cost estimate for the Phase One exploration program.

Phase One Exploration Items	Cost Estimate $
Geological Mapping-Geologist and Assistant 4 days @ $800 per day	3,200
Rock Sampling including assays @ $30 per sample x 50 samples	1,500
Transportation, Food and Lodging @ $300 per day x 4 days	1,200
Total	5,900

Phase Two Exploration Items	Cost Estimate $
Compilation and data Input –Geologist and Geotech @$800/day x 4 days	3,200
Limited Trenching	3,000
Soil, Rock Sampling including assays @ $30/sample x 100 samples	3,000
Transportation, Food and Lodging @ $300 per day x 7 days	2,100
Results Interpretation & Summary Report	1,200
Total	12,500

Phase Three Exploration Items	Cost Estimate $
Additional Geological Mapping, Geologist & Geotech $800 per day x 4 days	3,200
VLF-EM & MAG 3days @ $500 per day	1,500
Additional Trenching and Sampling	6,000
Mobilization and demobilization	2,000
Transportation, Food and Lodging @ $300 per day x 4 days	1,200
Results Interpretation & Summary Report and assays	4,000
Geological supervision.	3,500
Contigency	5,000
Total	26,400

Phase Four Exploration Items	Cost Estimate $
Diamond Drilling 2000 feet @$120/ft all-in costs, including geology, assays	240,000
Mobilization and Demobilization	5,000
Contingency	25,000
Total	270,000

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our outside consultant is expected to charge us approximately $500 to prepare our quarterly financial statements and approximately $1,000 to prepare our annual financial statements. Our independent auditor is expected to charge us approximately $2,500 to review our quarterly financial statements and approximately $7,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $17,500 to pay for our accounting and audit requirements.

Risks and Uncertainties

There are a number of known material risks and uncertainties that are reasonably likely to have a material impact on our revenues, operations, liquidity and income over the short and long term. The primary risk that we face over the long term is that our mining claim may not contain a commercially viable mineral deposit. If our mining claim does not contain a commercially viable deposit this will have a material effect on our ability to earn revenue and income as we will not be able to sell any minerals.

There are a number of industry-wide risk factors that may affect our business. The most significant industry-wide risk factor is that mineral exploration is an inherently risky business. Very few exploration companies go on to discover economically viable mineral deposits or reserves that ultimately result in an operating mine. In order for us to commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable ore body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue.

Another important industry-wide risk factor is that the price of commodities can fluctuate based on world demand and other factors. For example, if the price of a mineral were to dramatically decline this could make any ore we have on our mining claim uneconomical to mine. We and other companies in our business are relying on a price of ore that will allow us to develop a mine and ultimately generate revenue by selling minerals.

Finally, we face a risk of not being able to finance our exploration plans. With each unsuccessful attempt at locating a commercially viable mineral deposit we become more and more unattractive in the eyes of investors. For the short term this is less of an issue because we have enough funds to complete the first phase of our exploration program. However, over the long term this can become a serious issue that can be difficult to overcome. Without adequate financing we cannot operate exploration programs. However, this risk is faced by all exploration companies and it is not unique to us.

Functional Currency

Our functional currency is the United States dollar. We have determined that our functional currency is the United States dollar for the following reasons:

•

Our current and future financings are and will be in United States dollars;

•

We maintain our cash holdings in United States dollars only;

•

Any potential sales of copper and silver recovered from our mining claim will be undertaken in United States dollars;

•

Our administrative expenses are undertaken in United States dollars;

•

All cash flows are generated in United States dollars; and

•

Our mining claim is located in Canada, though the exploration expenses are estimated in Canadian Dollars these expenses can usually be requested to be billed in United States dollars.

SEC Filing Plan

We intend to become a reporting company in 2006 after our SB-2 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $6,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of our common stock.

Results of Operations

We have had no operating revenues since our inception on December 8, 2006, through to April 30, 2007. Our activities have been financed from the proceeds of share subscriptions. From our inception, on December 8, 2006, to April 30, 2007, we have raised a total of $86,500 from private offerings of our common stock.

For the period from inception on December 8, 2006, to April 30, 2007, we incurred total expenses of $14,030. These expenses included general and administrative costs of $8,030 and $6,000 in mineral property costs which represented our cost to acquire our mining claim from Andrew Sostad.

Liquidity and Capital resources

At April 30, 2006, we had a cash balance of $76,477

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, we will not be able to continue our exploration of our mining claim and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

Our executive offices are located at 5316-141 Street Edmonton Alberta Canada. Our President, Colleen Ewanchuk, currently provides this space to us free of charge. This space may not be available to us free of charge in the future.

We also have one mining claim block located in the Nicola Mining District, British Columbia, Canada as described in the section “Description of Business”.

Certain Relationships and Related Transactions

On April 17, 2007 we acquired one mining claim block from Andrew Sostad.  The claim is registered in the name of our Andrew Sostad since Nevada corporations are not authorized to hold rights to mining claims in the Province of British Columbia. Andrew Sostad has executed a trust agreement whereby he has agreed to hold the claim in trust for us until such time as they can be transferred to our wholly owned subsidiary Elan Development Corp. an Alberta Corporation. Additionally, Ms. Ewanchuk donates services and rent to us at no cost to the Company.

Except as noted above, none of the following parties has, since our inception on December 8, 2006, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•

Any of our promoters;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person.

All transactions with our President were on terms at least as favorable to us as would be available from unrelated parties. The promoter of our company is Colleen Ewanchuk. Except for the transactions with Ms. Ewanchuk noted above, there is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, except for the transactions noted above, there have been no assets acquired or are any assets to be acquired from the promoter, either directly or indirectly, from us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate that we will contact a market maker to file an application with the NASD on our behalf in order to make a market for our common stock on the OTC Bulletin Board within ninety days of the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock.

As of June 13, 2007, we had 10,025,000 shares of our common stock outstanding of which 4,025,000 shares are owned by non-affiliate shareholders and 6,000,000 shares that are owned by our sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations described in the paragraph below there are 6,000,000 shares of our common stock owned by Ms. Ewanchuk that can begin to be sold pursuant to Rule 144 on April 5, 2008

Rule 144 Shares

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of June 13, 2007 we have 42 holders of our common stock.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officer for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation			All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)
Colleen Ewanchuk, President[1]	2007[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Colleen Ewanchuk, Sec/Treas	2007[2]	Nil	Nil	Nil	Nil	Nil	Nil	Nil

[1] Appointed President on December 8, 2006
[2] For the period from inception on December 8, 2006 to April 30, 2007

None of our directors have received monetary compensation since our inception to June 13, 2007. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on December 8, 2006.

Employment Agreements

Currently, we do not have an employment agreement or consulting agreement with Ms. Ewanchuk and we do not pay any salary to him. There is an understanding between our company and Ms. Ewanchuk that she will work for us at no cost. She will not be compensated for past, current, or future work.

Financial Statements

Elan Development, Inc.
(An Exploration Stage Company)

April 30, 2007

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Elan Development, Inc.

     We have audited the accompanying balance sheet of Elan Development, Inc. (an Exploration Stage Company) as of April 30, 2007 and the related statement of operations, changes in stockholders’ equity and cash flows for the period from December 8, 2006 (inception) through April 30, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elan Development, Inc. as of April 30, 2007, and the results of its operations and its cash flows for the period from December 8, 2006 (inception) through April 30, 2007 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Associates

/s/Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

June 8, 2007

                                                                          F-2

ELAN DEVELOPMENT, INC.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEET

April 30,
2007

ASSETS

Current Assets:
Cash	$ 76,477

Total current assets	76,477

Total assets	$ 76,477

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$ 14,030

Total current liabilities	14,030

Commitments and contingencies

Shareholders' equity
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value 50,000,000 shares authorized
10,025,000 shares issued and outstanding	10,025
Additional paid-in capital	76,475
Accumulated deficit	(24,053)

Total shareholders' equity	62,447

Total liabilities and shareholders' equity	$ 76,477

                                                                                       F-3

ELAN DEVELOPMENT, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period
from December 8,
2006 (inception)
to April 30, 2007

REVENUES	$ -

Cost of operations	-

GROSS PROFIT	-

OPERATING EXPENSES
General and administrative expenses	24,053

Total operating expenses	24,053

Loss from continuing operations
before provision for income taxes	(24,053)

Provision for income taxes	-

NET LOSS	(24,053)

Weighted average common shares outstanding - basic and diluted	5,681,720

Net loss per share-basic and diluted	$ (0.00)

                                                                                    F-4

ELAN DEVELOPMENT , INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Preferred Stock		Common Stock
	10,000,000 shares authorized		50,000,000 shares authorized		Additional		Total
	Shares	Par Value	Shares	Par Value	Paid-in	Accumulated	Stockholders'
	Issued	$.001 per share	Issued	$.001 per share	Capital	Deficit	Equity

BALANCE, DECEMBER 8, 2006 (INCEPTION)	-	$ -	-	$ -	$ -	$ -	$ -
Common shares issued at $0.001 per share	-	-	10,025,000	10,025	76,475	-	86,500

Net loss	-	-	-	-	-	(24,053)	(24,053)

BALANCE, APRIL 30, 2007	-	$ -	10,025,000	$ 10,025	$ 76,475	$ (24,053)	$ 62,447

ELAN DEVELOPMENT, INC.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period
from December 8,
2006 (inception) to
April 30, 2007
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss
Adjustments to reconcile net loss to net cash
used in operating activities:	$ (24,053)
Changes in assets and liabilities:
Accrued expenses	8,030
Purchase of mineral rights	6,000

NET CASH USED IN OPERATING ACTIVITIES	(10,023)

CASH FLOW FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of common stock	86,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	86,500

Increase in cash and cash equivalents	76,477

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 76,477

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 1 - NATURE OF OPERATIONS

Elan Development, Inc. (Company) was incorporated in the State of Nevada on December 8, 2006.  The Company was organized to explore mineral properties in British Columbia, Canada.

NOTE 2 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of April 30, 2007, the Company had $76,477 in cash, working capital of $62,447, shareholders’ equity of $62,447 and accumulated net losses of $24,053 since inception. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable mining reserves, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.  Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.   The Company is not currently earning any revenues.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is an exploration stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7. “Accounting and Reporting by Development Stage Enterprises”

                                                                                     F-7

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Elan Development Corp, a Company incorporated under the Company Act of British Columbia on March 15, 2007.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Regulatory Matters

The company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health, safety and environmental matters. The company’s management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets" (SFAS 144). The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5 (SOP 98-5), "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

formation have been included in the Company's general and administrative expenses for the period from inception on December 8, 2006 to April 30, 2007.

Mineral Property Costs

Mineral property acquisition, exploration and development costs are expenses as incurred until such time as economic reserves are quantified. From that time forward, the Company will capitalize all costs to the extent that future cash flows from mineral resources equal or exceed the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. Costs related to site restoration programs will be accrued over the life of the project. To date, the Company has not established any proven reserves on its mineral properties.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (SEC) and in accordance with the Statement of Financial Accounting Standards (SFAS) No. 53 “Foreign Currency Translation”.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.  There were no translation adjustments as of April 30, 2007.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.   There were no exchange gains or losses as of April 30, 2007.

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

The Company computed basic and diluted loss per share amounts for April 30, 2007 pursuant to the Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (SFAS 107) requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” (SFAS 130) establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of April 30, 2007 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Income Taxes

Income taxes are recognized in accordance with SFAS No. 109 "Accounting for Income Taxes" (SFAS 109), whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Authoritative Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157).  SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not currently in a position to determine such effects, if any.

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06−3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06−3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer.

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EITF 06−3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06−3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s consolidated financial statements.

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal year 2007. The Company’s adoption of FAS 13-1 will not affect its consolidated results of operations and financial position.

In September 2006, the SEC issued Staff Accounting Bulletin (SAB) No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company's balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007. The Company does not expect the adoption of SAB 108 to have a material impact on its consolidated results of operations and financial condition

FSP FAS 123(R)-5 was issued on October 10, 2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then  modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  The Company does not expect the adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (SFAS 159). SFAS 159 allows companies to choose to measure many financial instruments and certain other items at fair value. SFAS 159 will become effective for the Company beginning in fiscal 2009. The Company is currently evaluating what effects the adoption of SFAS 159 will have on the Company’s future results of operations and financial condition.

NOTE 4 – MINERAL LEASES AND CLAIMS

On April 17, 2007, the Company acquired a 100% interest in numerous claims known as the Copper Belle Property and is located in the Nicola Mining Division, British Columbia. The claims were purchased for $6,000 cash and have been included in general and administrative expense.

NOTE 5 – STOCKHOLDERS’ EQUITY

On March 20, 2007, the Company issued 275,000 of its common shares for cash of $5,500.

On April 05, 2007, the Company issued 8,725,000 of its common shares for cash of $60,500.

On April 12, 2007, the Company issued 475,000 of its common shares for cash of $9,500.

On April 19, 2007, the Company issued 550,000 of its common shares for cash of $11,000.

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 6 - INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense

items reported for financial accounting and tax purposes in different periods.   A deferred

tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. A valuation allowance of 100% of the deferred tax assets was made, there are no deferred taxes as of April 30, 2007.

There was no income tax expense for the years ended April 30, 2007 due to the Company’s net losses.

The Company’s tax benefit differs from the “expected” tax benefit for the years ended April 30, 2007, which is (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

December 8, 2006 (inception) Through April 30, 2007
Computed “expected” tax benefit	$8,178
Less; benefit of operating loss carryforwards	8,178
$-

The effects of temporary differences that gave rise to deferred tax assets at April 30, 2007 are as follows:

2007
Current	$-
Non-current	24,053
Total gross deferred tax assets	24,053
Less valuation allowance	(24,053)
Net deferred tax assets	$-

                                                     F-14

ELAN DEVELOPMENT, INC.

(A Exploration Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the period of December 8, 2006 (inception)

through April 30, 2007

NOTE 6 - INCOME TAXES (CONTINUED)

The Company has a net operating loss carryforward of $24,053 available to offset future taxable income through 2020.

                                                  F-15

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception on December 8, 2006, there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our most recent fiscal year and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until [180 days + effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-Information Not Required in the Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

II-1.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	5
Legal Fees and Expenses	6,000
Accounting Fees and Expenses	1,250
Auditor Fees and Expenses	13,500
Electronic Filing Fees	2,750
Printing Costs	500
Courier Costs	500
Transfer Agent Fees	1,000
Total	$25,505

All amounts are estimates. We are paying all expenses listed above. None of the above expenses of issuance and distribution will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

As of June 13, 2007, we have sold 10,025,000 shares of unregistered securities. All of these 10,025,000 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents.

The shares include the following:

1.

On April 5, 2007 we issued 6,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $6,000 received from our President;

2.

On April 19, 2007 we issued 4,025,000 shares of common stock at a price of $0.02 per share for cash proceeds of $80,500; to Forty-one non-affiliate Canadian residents.

With respect to all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *
4.1	Form of Subscription Agreement *
5.1	Opinion and Consent of Lawyer Joseph I. Emas *
10.1	Property Agreement *
10.2	Declaration of Trust *
14.1	Financial Code of Ethics *
23.1	Consent of Independent Auditor *
23.2	Consent of Geologist *
23.3	Consent of Lawyer Joseph I. Emas See Exhibit 5.1*

* Previously filed on form SB-2

Undertakings

The undersigned small business issuer hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

ii.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

iii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iv.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

v.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Edmonton, Province of Alberta on July 2, 2007.

Elan Development, Inc.

By:

/s/ Colleen Ewanchuk

Colleen Ewanchuk
Director, President, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer.

In accordance with the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Colleen Ewanchuk

Colleen Ewanchuk
Director, President, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer
July 2, 2007

Endnotes

VANCOUVER

MERRITT

190 kms

COPPER BELLE PROPERTY

Fig 1 LOCATION MAP

COPPER BELLE PROPERTY